Exhibit 99.1

PRIVATE WEALTH MANAGEMENT ● PERSONAL BANKING ● BUSINESS BANKING October 2021 INVESTOR PRESENTATION

Safe Harbor Statement

This presentation and the accompanying oral commentary contain "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward-looking statements in this presentation and any accompanying oral commentary are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and any accompanying oral statements and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to the risk of incurring credit losses, which is an inherent risk of the banking business; the negative impacts and disruptions resulting from the COVID-19 pandemic on our colleagues, clients, the communities we serve and the domestic and global economy, which may have an adverse effect on our business, financial position and results of operations; the risk that we will not be able to continue our internal growth rate; the performance of loans currently on deferral following the expiration of the respective deferred periods; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with the Federal Reserve Board taking actions with respect to interest rates, which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships.

Further, statements about the potential effects of the proposed acquisition of TGR Financial on our business, financial results, and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in the forward-looking statements due to factors and future developments which are uncertain, unpredictable and in many cases beyond our control, including the possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all; changes in our or TGR Financial's stock price before closing, including as a result of each company's financial performance prior to closing or transaction-related uncertainty, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the occurrence of any event, change or other circumstance that could give risk to the right of one or both of the parties to terminate the merger agreement; the risk that the benefits from the proposed merger may not be fully realized or may take longer to realize than expected or be more costly to achieve, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we and TGR Financial operate; our ability to promptly and effectively integrate the companies' businesses; reputational risks and the reaction of the companies' customers, employees and counterparties to the proposed merger; diversion of management time on merger-related issues; lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm our or TGR Financial's business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed merger.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that we filed with the SEC on February 26, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 that we filed with the SEC on May 7, 2021, and other documents we file with the SEC from time to time. We urge recipients of this presentation to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this presentation or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Additional Information About the Merger and Where to Find It

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Investors and security holders are urged to carefully review First Foundation's public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K. The documents are filed with the SEC and may be obtained free of charge at www.sec.gov, at First Foundation's website at firstfoundationinc.com under the "Investor Relations" link, or writing First Foundation at 18101 Von Karman Ave., Suite 700, Irvine, CA 92612; Attention: Kevin Thompson.

In connection with the proposed merger transaction, First Foundation filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of First Foundation and TGR Financial, and a prospectus of First Foundation, which are referred to as the joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. Before making any voting or investment decision, investors and security holders are urged to carefully read the entire registration statement and joint proxy statement/prospectus, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of First Foundation and TGR Financial seeking required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement prospectus, and any other documents First Foundation files with the SEC free of charge as described in the preceding paragraph.

First Foundation, TGR Financial, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from First Foundation and TGR Financial shareholders in favor of the approval of the transaction. Information about the directors and executive officers of First Foundation and their ownership of First Foundation common stock is set forth in the proxy statement for First Foundation's 2021 annual meeting of shareholders, as previously filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger.

Non-GAAP Financial Measures

This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used when management believes them to be helpful in understanding the Company's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company's press release as of and for the quarter ended September 30, 2021. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

FIRST FOUNDATION

Copyright © 2021 First Foundation Inc. All Rights Reserved

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Copyright © 2021 First Foundation Inc. All Rights Reserved A Multi-Diversified Regional Financial Services Company with a Personal Touch $5.4 Billion in Assets Under Management $7.7 Billion in Assets COMPANY TRUST SERVICES PERSONAL BANKING PRIVATE BANKING BUSINESS BANKING PRIVATE WEALTH MANAGEMENT Data as of September 30, 2021. Four States: CA, TX, NV, and HI 551 Employees, 22 Branch/Office Locations CORE BUSINESS TARGET CLIENTS BUSINESS OWNERS REAL ESTATE INVESTORS SMALL AND MEDIUM BUSINESSES HOAs, MSRs, 1031 EXCHANGES, TITLE AND ESCROW COMPANIES LOCAL MUNICIPALITIES HIGH NET WORTH INDIVIDUALS MULTI-GENERATIONAL FAMILIES CORPORATE EXECUTIVES NONPROFITS Focus on providing exceptional service Complementary services $1.3 Billion in Trust Assets Under Advisement Scale with a proven business model 2 NASDAQ: FFWM

Copyright © 2021 First Foundation Inc. All Rights Reserved 3 Diversified Commercial Lending • Diversified commercial lending with 30% of loans(1) comprised of commercial term loans, revolving lines of credit, public financing, and equipment leasing. • C&I originations of 40% of the total for 3Q21 YTD representing a 63% increase year over year. • Mature commercial real estate offerings with 48%(1) of total loans in multifamily. • Deep relationships with our multifamily borrowers with over 74% of originations in 3Q21 YTD sourced directly from borrowers (no broker involvement). Core Deposit Funding • Strong base of core deposits with over 98% attributable to core, non-wholesale deposits. • 74% of core deposit base is made up of commercial business deposits with 44% in non-interest bearing. • Our commercial deposit services channel of48% of deposits offers complex treasury management services exclusively to a variety of large commercial clients. • Commercial deposit services customers include mortgage servicers, HOAs, 1031 exchange accommodators, property management, contractor retention, among many others. • Certificates of deposits only account for 9.0% of deposits and wholesale deposits are down to 1.5%. Complementary Wealth Management and Trust Offering • Advisory and trust fees diversify revenue with 15% from recurring noninterest income(2) in 3Q21 YTD. • Pre-tax profit margin for Advisory and Trust divisions of 19% in 3Q21 and 19% 3Q21 YTD. • Solid year-over-year client growth, 100% organic growth. • Ability to retain clients using trust solutions and estate planning. • Diversified client acquisition model from key internal and external referrals and centers of influence. Consistent Profitability • Past investments paying off with strong ROAA of 1.52% and ROATCE of 18.3% in 3Q21 YTD. • Extremely efficient operations with efficiency ratio of 46.4% in 3Q21 YTD. • NIM of 3.07% in 3Q21 (3.14% 3Q21 YTD) driven largely by a reduction in deposit costs to 0.15% in 3Q21. Commercial Banking at Our Core First Foundation is a full-service regional commercial bank offering robust business and consumer banking in addition to a full suite of wealth management and trust solutions for our clients 1) Excludes loans held for sale. 2) Excludes gain on sale of loans.

Strong Regional Presence

- 22 branch offices located in four states: CA, TX, NV, and HI
- Headquartered in Dallas, TX
- Recent announced expansion to South West Florida with the acquisition of TGR Financial HQ'd in Naples, FL
- Seeking expansion to attractive markets with positive demographic trends and business friendly environments

Presence in the Fastest Growing MSAs in the Country



NEVADA
CALIFORNIA
DALLAS - HQ
TEXAS
FLORIDA
HAWAI'I
Existing Locations
Pending Acquisition

Source: SNL Financial; Claritas LLC; FDIC branch reports from SNL Financial; Company Reports

1. As of August 2021.
2. As of latest FDIC branch report dated September 2021.
3. 5 year historical.
4. 5 year projected.

Located in Expanding and Affluent Markets

- Average household income of $80k versus overall U.S. market of $57k[1]
- Over 3.5x the average branch deposit growth in our footprint over the past 5 years
  - 82% in our footprint versus 23% nationwide[2]

Outsized population growth in markets with large market share[1][3]

- Riverside-San Bernardino-Ontario, CA: 4.0%
- Sacramento-Roseville-Folsom, CA: 4.7%
- Las Vegas-Henderson-Paradise, NV: 9.8%

Exceptional historical and projected population growth in new target markets[1]

- Dallas-Fort Worth-Arlington, TX (Historical): 8.6%[3]
- Dallas-Fort Worth-Arlington, TX (Projected): 7.5%[4]
- Naples-Marco Island, FL (Historical): 10.2%[3]
- Naples-Marco Island, FL (Projected): 7.0%[4]

FIRST FOUNDATION

Copyright © 2021 First Foundation Inc. All Rights Reserved

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Copyright © 2021 First Foundation Inc. All Rights Reserved Attractive Markets Two-tiered approach to market entry and presence. 1. Establish a strong presence in affluent and expanding markets .. Dallas-Fort Worth Metroplex, TX .. Naples-Marco Island, FL (Pending Acquisition on TGR Financial) .. West Los Angeles and Pasadena, CA .. Palos Verdes and the South Bay, CA .. Orange County, CA .. San Diego, CA .. Indian Wells and Palm Springs, CA .. San Francisco,CA .. Sacramento, CA .. Las Vegas, NV .. Honolulu, HI 2. Obtain market share in secondary and stable markets(1) .. Lucerne Valley: 100% .. Running Springs: 100% .. Big Bear Lake: 29.7% .. El Centro: 7.4% .. Auburn: 3.2% Source: SNL Financial; Company Reports 1. As of latest FDIC branch report dated September 2021. Significant opportunities for entire suite of services Focus on deposits as the bank of choice in local region 5

Copyright © 2021 First Foundation Inc. All Rights Reserved Serving Clients Across Generations Educate + Protect BUILD “Millennials” Plan + Build GROW “Gen X” Consume + Distribute ENJOY “Boomers” Solutions for every stage in the financial journey Focused Consumer, Real Estate, and Commercial Lending .. SBA & Small Business .. Small Balance Business .. Equipment Finance .. Owner Occupied Real Estate .. Multifamily .. Investor Owned Real Estate .. Construction Private Wealth Management .. Wealth Planning & Advisory .. Investment Management .. Business Succession .. Philanthropy Services .. Corporate Trustee .. Nevada Asset Protection Trust Personal and Business Banking .. Checking and Savings Accounts .. Money Market Accounts .. Certificate of Deposits (CDs) .. Digital Account Opening and Support .. Mobile Banking .. Full Suite of Treasury Management Offerings .. Primary Single Family .. Rental Single Family .. Home Equity Lines of Credit .. Personal Lines of Credit Solutions to serve both the boomers and the next gen. Expertise on multi-generational gifting strategies and setting up the next gen up for financial success. 6 Well Positioned to Facilitate The Great Wealth Transfer 45 million U.S. households will pass a mind-boggling $68 trillion ($48 trillion from Boomers alone) to their children — the biggest generational wealth transfer ever.* *According to report by Cerulli Associates

Copyright © 2021 First Foundation Inc. All Rights Reserved Technology Driving Efficiencies and Enhancing Client Experience 7 Core Technology Tech Driving Process Efficiencies Client Experience Tech Enhancing the Client Experience Existing Strong Foundation in Place Today ✓ Latest Fiserv Core Baking system: Precision ✓ Data warehouse / CRM – marketing and client data mining ✓ Deep integrations with loan origination systems and core ✓ AI automating workflows to drive efficiency ✓ Technology-enhanced compliance tracking ✓ Digital banking processes with open APIs ✓ Dedicated to the strictest security measures ✓ Peer-to-peer payments through Zelle® ✓ Digital signature capture for lending and deposit products ✓ Automated online deposit account opening and delivery ✓ Industry-leading commercial business banking online ✓ Automated account switching solution to move new customer direct deposits and bill pay to bank Enhancements Made / Planned • Upgraded to Orion, state-of-the-art enterprise investment software platform for wealth management clients • Deep integration between trust accounting and portfolio management systems • New single family loan origination system • New commercial loan origination system upgrades • New mobile and desktop consumer banking applications • Digital wallet • New client portal for wealth management clients • Digital asset banking (crypto-friendly bank) • Rewards deposit accounts Traditional Banking Services With the Same Features as a Fintech Nationally recognized for our investment to drive innovation Key Partners

Brand Awareness Using Digital Channels

1. AWARENESS — Search Engine Optimization

Building awareness without paid advertising by ranking highly for relevant search phrases on Google.

Focused on 50-60 key terms related to our business. Ranked consistently in Top 20 nationally for high-value search phrases.

Sample Search Phrases (note: rankings fluctuate daily)	National Rank [1]
"Wealth planning"	1
"What is wealth planning"	1
"Multifamily lending"	1
"Apartment lending"	4
"Owner occupied real estate financing"	10
"Wealth planning services"	7
"What is personal banking"	15
"Online savings"	25

Digital brand awareness significantly reduces the cost of new client acquisition



Google
Online Savings Account | First Foundation Bank
Savings Accounts - Discover Your Options - HSBC Bank USA
High Yield Online Savings Account | Marcus by Goldman ...
Wealth planning | HSBC Private Bank

2. ENGAGEMENT — Social Media

Presence on major social networks

- Engaged community of followers
- Affinity towards brand and culture

Increased LinkedIn Page Views Over Time



Nov 2018 – Sept 2021

3. DELIVERY — Content Marketing

Valuable content sourced by in-house and third-party writers

- Provides education; Fosters interest
- Boosts SEO; Generates leads

Key Content Topics	Frequency
Investment Commentary	4 / year
Market Alerts	2–4 / year
The Week Ahead	50 / year
Wealth Planning	4–6 / year
Cyber Security	4 / year



THE WEEK AH
Security Tips for Online Holiday Shoppers

FIRST FOUNDATION

Copyright © 2021 First Foundation Inc. All Rights Reserved

1) SEMRush, week of October 4, 2021; based on all internet traffic; does not include paid search; does however include all website traffic, not just those of banks and financial services companies.

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Copyright © 2021 First Foundation Inc. All Rights Reserved Loans 9

Copyright © 2021 First Foundation Inc. All Rights Reserved .. Loan growth has been achieved whilemaintainingcredit discipline. .. Over $3.0 billion of loans sold since beginning of 2016, not included in CAGR. .. Consistently low non-performing assets. Loan Growth Driven by Experienced Lending Team Gross Loans ($ in millions) 10 $2,807 $3,818 $4,801 $5,051 $5,309 $5,810 YE 2016 YE 2017 YE 2018 YE 2019 YE 2020 3Q21

Copyright © 2021 First Foundation Inc. All Rights Reserved .. FFB able to obtain scale and efficiencies of a larger origination platform due to consistent ability to sell loans. .. Proven ability to manage portfolio mix. .. Deep relationships with multifamily borrowers with 74% of originations 3Q21 YTD sourced directly from borrowers (no broker involvement). .. Quarterly originations in 3Q21 of $802 million at a weighted average rate of 3.46% compared to 3.35% i n 2Q 21. Strong Originations Plus Consistent Loan Sales Originations ($ in millions) $3.0Bn in Loan Sales $1,771 $1,722 $1,844 $1,932 $2,493 $1,778 $2,700 $306 $453 $676 $551 $553 $419 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD 2016 2017 2018 2019 2020 2021 11 Loan Sales ($ in millions) 52% Growth

Copyright © 2021 First Foundation Inc. All Rights Reserved Multifamily, $2,530 , 43% Commercial Business, $1,615 , 28% Single Family, $819 , 14% Loans Held for Sale, $501 , 9% CRE Investment, $272 , 5% Land and Construction, $64 , 1% Consumer, $9 , 0% 3Q21 ($ in millions) Loan Portfolio by Asset Class $5,810 Total Loans 3Q21 Yield on Loans: 3.74% 12

Copyright © 2021 First Foundation Inc. All Rights Reserved .. C&I platform provides continued diversification to the bank’s loan originations. .. Strong quarter of C&I originations in 3Q21 of $346 million. .. C&I originations up to 40% of the total for 3Q21 YTD representing a 63% increase in origination balances compared to 3Q20 YTD. Strong Growth in Commercial Business Originations 13 (1) 1) Includes $171 million in PPP loans. 2) Includes $56 million in PPP loans. (2) $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Loan Origination Composition Trend ($ in millions) Commercial Busin ess Multifamily CRE Investment Single Family Oth er 63% Growth (2) 37% 40% 53% 52% 8% 7% 1% 0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3Q20 YTD 3Q21 YTD Increased Commercial Business Originations Commercial Busin ess Mu ltifamily CRE Investment Single Family Other (1)

Copyright © 2021 First Foundation Inc. All Rights Reserved Finance and Insurance 23% Public Administration 13% Manufacturing 11% Construction 9% Real Estate and Rental and Leasing 8% Professional, Scientific, and Technical Services 6% Retail Trade 6% Wholesale Trade 4% Waste Management and Remediation Services 3% Accommodation and Food Services 3% Health Care and Social Assistance 3% Other(1) 11% Commercial Portfolio by Industry Sectors - 3Q21(1) Diversified Commercial Business Portfolio No Sector comprises more than 23% of the portfolio. CRE Own Occ 22% Commercial Term 17% Commercial Line of Credit 30% Equipment Finance 11% SBA 7A 1% SBA Own Occ CRE 3% SBA PPP 3% Municipal Financing 13% Commercial Portfolio by Facility Type 3Q21 1) No individual sector within “Other” category is larger than 2.5%. 14 75% of commercial business portfolio is not commercial real estate. $1,615 Total Loans $1,615 Total Loans

Copyright © 2021 First Foundation Inc. All Rights Reserved Conservative Portfolio of Residential Loans Multifamily Loan Characteristics(1) Average Loan Size $2.33 Million Average LTV(2) 54% Average DSCR(3) 1.47x % Delinquent 0.00% Charge-offs in last 5 years $0 Single Family Real Estate Loan Characteristics(1) Average Loan Size $786k Average LTV(2) 54% Median FICO(4) 762 % Delinquent 1.30% (1.33% as of 2Q21) Charge-offs in last 5 years $0 1) Data as of September 30, 2021, unless otherwise noted. Excludes Multifamily loans held for sale. 2) Loan-to-Value (“LTV”) at time of origination. 3) Debt Service Coverage Ratio (“DSCR”) represents the actual fully amortizing DSCR based on the initial interest rate, loan amount and property’s Net Operating Income (“NOI”) at time of origination. 4) Median FICO based on the lowest median score of the borrowing entities associated with each loan at time of origination. FICO data at time of origination not available on ~1.5% of portfolio related to loans originated by an acquired bank. .. High credit quality with consistently low LTVs for both multifamily and single family loans and strong DSCR ratios on multifamily loans. .. Conservative underwriting to in-place rents and higher of market or actual vacancy and expenses. .. No multifamily charge-offs since FFB’s creation in 2007. .. Strong single family borrower characteristics with high FICO scores and larger loan balances. 15

Copyright © 2021 First Foundation Inc. All Rights Reserved 1) UPBR peer group of $3B to $10B in assets. 2) Ratio defined as Total loans and leases on nonaccrual status divided by total loans and leases. 3) Ratio defined as loan and lease charge-off, net of recoveries divided by average total loans and leases. 4) Peer group data based on the most recently available UBPR report of 2Q21. Strong Credit Quality 16 (4) (4) 0.31% 0.21% 0.20% 0.30% 0.24% 0.30% 0.24% 0.25% 0.39% 0.32% 0.51% 0.55% 0.47% 0.55% 0.48% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% YE 2017 YE 2018 YE 2019 YE 2020 3Q21 Non-Performing Loans and Assets FFB NPAs/Assets FFB NPLs/Loans Peer NPLs/Loans(1)(2) FFB NCO Average, 0.02% Peer NCO Average, 0.10% -0.01% 0.09% 0.19% 0.29% 2017 2018 2019 2020 3Q21 Net Charge-offs (NCOs)/Average Loans FFB NCOs/Average Loans Peer NCOs/Average Loans(1)(3) FFB NCO Average Peer NCO Average Peer Average 5.0x FFB

Copyright © 2021 First Foundation Inc. All Rights Reserved Deposits 17

Copyright © 2021 First Foundation Inc. All Rights Reserved $2,996 44% $946 14% $2,290 34% $613 9% Noninterest-Bearing Demand Interest-Bearing Demand Money Market & Savings Certificates of Deposits Deposits by Type 3Q21 ($ in millions) Significant Growth in Commercial and Retail Deposits 3Q21 Cost of Deposits: 0.15% $6,845 Total Deposits 18 Brokered deposits decreased by 90% over last 3 years 58% growth in noninterest-bearing deposits year over year $1,301 $1,905 $2,247 $2,285 $2,808 $2,998 $147 $550 $441 $915 $1,182 $1,029 $1,251 $2,230 $3,303 $211 $356 $1,257 $1,208 $326 $103 $2,427 $3,444 $4,533 $4,891 $5,913 $6,845 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 YE 2016 YE 2017 YE 2018 YE 2019 YE 2020 3Q21 Deposits by Channel 3Q21 ($ in millions) Branch Digital Commercial Services Brokered Brokered Deposits as a % of Total Deposits 8.7% 10.3% 27.7% 24.7% 5.5% 1.5%

Copyright © 2021 First Foundation Inc. All Rights Reserved $4,930 $5,587 $6,099 $6,990 $6,742 90% 98% 70% 75% 80% 85% 90% 95% 100% $0 $750 $1,500 $2,250 $3,000 $3,750 $4,500 $5,250 $6,000 $6,750 $7,500 3Q20 4Q20 1Q21 2Q21 3Q21 Core Deposits 3Q21 ($ in millions) Core Deposits Core Deposit Ratio(1) $4,930 $5,587 $6,099 $6,990 $6,742 $534 $326 $147 $117 $103 $260 $255 $5 $5,724 $6,168 $6,251 $7,107 $6,845 13.9% 1.5% 0% 5% 10% 15% $0 $1,500 $3,000 $4,500 $6,000 $7,500 3Q20 4Q20 1Q21 2Q21 3Q21 Funding Summary 3Q21 ($ in millions) Core Deposits Brokered Deposits FHLB Borrowings Total Wholesale Funding Ratio(2) Core Deposits Now Account for 99%, Wholesale Reduced to 1% 19 Core deposits increased from 90% to 98% of total deposits year over year 1) Total deposits excluding brokered deposits divided by total deposits. 2) Brokered deposits plus FHLB borrowings divided by total deposits plus FHLB borrowings. Continued reduction in wholesale funding and loan to deposit ratio Loan to 94% 90% 90% 85% 85% Deposit

Copyright © 2021 First Foundation Inc. All Rights Reserved Commercial Deposits Are Significant Source of Funding 20 Commercial business deposits continue to be main source of core funding: 1031 Exchanges, Title and Escrow, MSRs, HOAs Outflows largely due to seasonality and strategic reduction of specific clients in commercial business deposits Business 74% Business 74% Personal 26% Personal 26% 2Q21 3Q21 Core Deposits By Client Type

Copyright © 2021 First Foundation Inc. All Rights Reserved Launched digital consumer deposit channel in 3Q 2019 .. Online savings – 2019 .. Online CDs – 2020 .. Online checking – 2020 .. Balances: $441 million at 9/30/21 .. Good granularity of clients: Over 7,100 .. 22% growth year over year .. Over 91% new clients .. Reaching new, younger client audience .. Strong retention experience when dropping rates .. Low costs to obtain and service .. Expanded digital experience into our retail branches to include paperless onboarding and in branch support for online opening Account Data Products Benefits 21 Digital Deposit Channel Success Gen Z (18- 25) 9% Millennial (26-40) 41% Gen X (41-55) 24% Baby Boomer (56- 76) 24% Silent Gen (77-93) 2% Number of Accounts by Generation 3Q21 73% younger than baby boomers 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $0 $100 $200 $300 $400 $500 $600 Sep-19 Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Growth Driven by Digital Marketing Strategy ($ in millions) Account Balance Number of Accounts

Copyright © 2021 First Foundation Inc. All Rights Reserved Wealth Management and Trust 22

Copyright © 2021 First Foundation Inc. All Rights Reserved In-House Expertise to Serve Clients Wealth Planning • Lead with planning • Entry point to client’s total financial picture Asset Allocation • Manage custom investment strategies to serve clients across the risk and return spectrum • Utilizes a mix of equities, fixed income, real estate, and alternative assets • Open architecture Portfolio Construction • Conduct due diligence • Create custom portfolios to match clients’ goals • Monitor, report, and adjust as necessary INVESTMENT MANAGEMENT PHILANTHROPY SERVICES WEALTH PLANNING TRUST SERVICES ASSET ALLOCATION LEGACY PLANNING Key Characteristics .. Lead with sophisticated financial planning to address client needs .. Open architecture investment philosophy with mix of stocks, bonds, mutual funds, ETFs, private equity, REITs, and separately managed accounts .. In-house investment capabilities .. Fee-only model (vs. commission-based brokerage) with avg. fee of 60 to 70 bps .. Significant cross promotion opportunities with bank, trust, and philanthropy services .. Ability to deepen relationship with multiple generations of the family because of trust and philanthropy business .. 100% of new Assets Under Management (AUM) and Assets Under Advisement (AUA) through organic growth, more stable than M&A .. Presence in affluent communities such as Pasadena, San Diego, West Los Angeles, and Orange County .. Combined Advisory and Trust business pre-tax profit margin of 19% in 3Q21 Comprehensive Offering for High-Net-Worth Clients 23

Copyright © 2021 First Foundation Inc. All Rights Reserved $3,587 $4,296 $3,935 $4,438 $4,927 $5,429 $512 $571 $742 $888 $1,105 $1,297 $4,099 $4,867 $4,677 $5,327 $6,032 $6,726 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 YE 2016 YE 2017 YE 2018 YE 2019 YE 2020 3Q21 Wealth Management AUM and Trust AUA ($ in millions) FFA AUM Trust AUA Loyal Clients and Growing Assets Profile of Client Growth .. Target client of $3 million to $50 million in investible assets .. Clients are high-net-worth individuals and families (as opposed to institutional) .. Serve as central point of contact for clients’ financial matters .. Average size of new clients is increasing as model attracts higher net worth clients .. New client referrals through centers of influence (COIs) and partner channels, which is difficult for other RIAs to replicate .. 30+ year track record of building relationships with COIs – shows trust in ability to serve complex client cases .. Client referrals from existing clients – shows loyalty across clients Stable organic growth 24

Copyright © 2021 First Foundation Inc. All Rights Reserved Profitability 25

Copyright © 2021 First Foundation Inc. All Rights Reserved Strong Net Interest Income Growth 26 $2,853 $3,872 $5,200 $5,921 $6,498 $7,700 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 YE 2016 YE 2017 YE 2018 YE 2019 YE 2020 3Q21 Average Interest-Earning Assets ($ in millions) Loans Securities Oth er $89.4 $113.6 $155.6 $170.0 $196.6 $144.9 $171.3 $- $50.0 $100.0 $150.0 $200.0 $250.0 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Net Interest Income ($ in millions) 4.18% 4.07%4.06% 3.78% 3.62% 3.57% 3.45% 3.39% 3.22% 2.89% 2.88% 2.92% 2.96% 3.03% 3.19% 3.16% 3.20% 3.07% 1.91% 1.74% 1.60% 1.18% 0.90% 0.60% 0.45% 0.35% 0.28% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Expanding Net Interest Margin Earning Assets Yield Net Interest Margin Cost of Funds

Copyright © 2021 First Foundation Inc. All Rights Reserved .. Proven ability to generate consistent growth of noninterest recurring fee income. .. Fee income diversifies First Foundation’s revenue stream with 17% generated from recurring noninterest income(1) for 3Q21 YTD. Continued Growth in Recurring Noninterest Fee Revenue 27 $20.8 $22.9 $24.4 $23.1 $23.4 $17.4 $20.9 $2.8 $3.4 $3.8 $5.1 $5.6 $4.2 $5.2 $2.2 $3.9 $5.3 $7.7 $9.6 $6.0 $8.1 $25.8 $30.1 $33.5 $35.9 $38.6 $27.6 $34.2 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Recurring Fee Revenue Growth ($ in millions) Investment advisory fees Trust fees Loan and deposit fees(1) 61% 15% 24% Recurring Fee Revenue Breakdown 3Q21 YTD Investment advisory fees Trust fees Loan and deposit fees(1) 1) Excludes gain on sale of loans.

Copyright © 2021 First Foundation Inc. All Rights Reserved Efficient Operating Platform .. Levering its investments in personnel and technology, FFB has consistently lowered its noninterest expense to average assets and is currently operating at a significant advantage to peers. 1) See “Non-GAAP Measurements” slide on page 44. 2) Uniform Bank Performance Report (“UBPR”) Peer group includes commercial banks with assets between $3 billion and $10 billion. Peer group data based on the most recently available UBPR report of 2Q21. 28 81 bps  1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Noninterest Expense / Average Assets FFB Total(1) FFB Excluding customer service(1) Bank Peer group(2)

Copyright © 2021 First Foundation Inc. All Rights Reserved Consistent Earnings Growth While Investing in the Future .. Performance driven by growth in loans,deposits, andassets under management. .. Scalable business model with significant expenseleverage. 1) See “Non-GAAP Measurements” slide on page 42. 29 $38.3 $50.6 $60.0 $79.4 $118.8 $86.8 $119.4 $- $20 $40 $60 $80 $100 $120 $140 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Income Before Taxes ($ in millions) 8.6% 8.7% 11.0% 11.9% 15.5% 15.6% 18.3% 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Return on Average Tangible Common Equity 1

Copyright © 2021 First Foundation Inc. All Rights Reserved Track Record of Delivering Increasing Profitability 30 1) See “Non-GAAP Measurements” slide on page 42. 2) See “Non-GAAP Measurements” slide on page 43. 0.80% 0.70% 0.81% 0.91% 1.26% 1.24% 1.52% 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Return on Average Assets 65.1% 63.0% 63.3% 60.8% 49.3% 49.4% 46.4% 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Efficiency Ratio2 8.6% 8.7% 11.0% 11.9% 15.5% 15.6% 18.3% 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Return on Average Tangible Common Equity1 $0.70 $0.78 $1.01 $1.25 $1.88 $1.38 $1.90 2016 2017 2018 2019 2020 3Q20 YTD 3Q21 YTD Diluted Earnings Per Share

Copyright © 2021 First Foundation Inc. All Rights Reserved 67% 12% 21% Ownership % by Investor Type(1) Institu tional Management and Directors Oth er Strong Shareholder Returns .. Management and insiders have a vested interest in success owning ~12% of shares outstanding. .. Quarterly dividend paid in 3Q21 of $0.09 and $0.09 a share declared for 4Q21. .. Dividend yield of 1.37% based on September 30, 2021 share price and $0.09 a share dividend. 1) Source: SNL Financial. Market data starting November 3, 2014 and ending September 30, 2021. Ownership data as of October 12, 2021. 31 -35% 15% 65% 115% 165% 215% 9/30/2014 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 Index Share Price Performance(1) FFWM SP500 KBW 191% 109% 86%

Copyright © 2021 First Foundation Inc. All Rights Reserved Why First Foundation Financial Performance .. Strong and stable revenue from core operations .. Recurring non-interest revenue from in- house wealth management and trust operations .. Diversified and high-quality loan growth .. Growing profitability .. Track record of strong investor returns Valuable Business Model .. Solutions to serve multigenerational clients across financial journey .. Valuable client base with opportunities for cross promotion. Strong presence in key geographic markets with high household income .. Technology-centric infrastructure to enhance the client experience and drive efficiency Leadership and Culture .. Experienced and proven management team .. Talented workforce with client-centric culture .. Significant insider ownership aligned with shareholders’ interests Credit Quality .. Very low non performing assets .. Low to minimal historical charge-offs .. Well capitalized .. Strong credit culture 32

Copyright © 2021 First Foundation Inc. All Rights Reserved Appendix 33

Expanding into Southwest Florida with Acquisition of TGR Financial, Inc.

Acquisition on track with anticipated closing in 4Q21 and conversion in 2Q22

Transaction Overview	• First Foundation Inc. will acquire TGR Financial, Inc. ("TGR") and its subsidiary First Florida Integrity Bank, a community bank headquartered in Naples, Florida
	  • TGR is the largest independent bank headquartered in Naples MSA
	  • $2.3[1] billion in total assets and 7 branch locations in Naples MSA and Tampa MSA

Complementary Banking Franchise	• Increases FFWM diversification of geography, loan mix, funding base, and revenue • ~74%[1] of loan portfolio in CRE and commercial business loans • Loan to deposit ratio of 57%[1], which provides attractive funding base to support FFWM's loan pipeline • Maintains FFWM's low credit risk model with TGR's strong credit quality of 0.00%[1] NPAs
Market Expansion	• Strategic expansion into Florida, which supports FFWM initiative to grow in attractive markets with positive demographic trends and business friendly environments • Florida ranks 3rd in total deposits raised from our nationwide digital bank channel behind California and New York and ranks one spot in front of Texas • Collier County, which includes Naples, ranks 2nd in Florida for Per Capita Income and ranks 22nd in the US [2] • Ability for FFWM to provide broader offering of products and services to TGR customers, including wealth management and trust services

For more detailed information on the acquisition see our announcement presentation dated June 3, 2021 on our Investor Relations Site:
https://investor.ff-inc.com/events-and-presentations/

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Note(s):
1. Data as of announcement quarter 6.30.2021
2. Based on latest FRED annual data as of 2019 for Collier County.

34

Industry Recognition

A sampling of awards and accolades received

B | RILEY Securities

2021 Vision List – Outperforming Stock
First Foundation Inc. (FFWM) made B Riley's Vision List which is a list of the top-24 stocks across all industries selected by analysts to outperform the small-cap benchmark Russell 2000 Index in the current year. Each year analysts are tasked to identify a single, immutable pick to outperform based on a set of defined criteria.

CELENT MODEL BANK 2020

Model Bank Employee Enablement
First Foundation Bank was recognized as a Model Bank for Employee Enablement by Celent as we developed an integrated back-end and front-end data warehouse and employee intranet designed to keep everything connected and in sync.

THE CIVIC 50

2021 Civic 50
First Foundation was included in the OneOC Civic 50 list, which is compiled annually to spotlight those companies who are civic-minded within the communities they serve.

BARRON'S

Barron's Top 100 Independent Advisors
America's top independent financial advisors, as identified by Barron's. The ranking reflects the volume of assets overseen by the advisors and their teams, revenues generated for the firms, and the quality of the advisors' practices.

PIPER | SANDLER

Bank & Thrift Sm-All Stars Class of 2021: FFWM
The Sm-All Stars represent the top performing small-cap banks and thrifts in the country. This is the second time FFWM was one of 35 banks chosen. According to Piper Sandler, banks selected have superior performance metrics in growth, profitability, credit quality and capital strength.

S&P Global

Best Performing Bank in 2020 with Assets $3B to $10B
First Foundation Bank ranked as the 14th best performing bank in 2020 with assets between $3B and $10B. S&P Global Market Intelligence calculated score for each bank on six key metrics, including pretax return on tangible common equity, efficiency ratio, net interest margin, operating revenue growth, leverage ratio, and nonperforming assets and loans.

Gallagher

Best-in-Class for HR Management
Gallagher, a global human resources consulting firm, has awarded our team with an award for Best-in-Class for HR Management from their 2019 Benefits Strategy and Benchmarking Survey.

CNBC

CNBC FA 100
The CNBC FA 100 recognizes the advisory firms that top the list when it comes to offering a comprehensive planning and financial service that helps clients navigate through their complex financial life.

Featured in the Media

First Foundation is a contributor to the media on important topics related to our industry

WALL STREET JOURNAL | CNBC | BARRON'S | MarketWatch

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35

Copyright © 2021 First Foundation Inc. All Rights Reserved Selected Financial Information Financial Highlights: As of for 3Q21 YTD Loans $5.8 Billion Revenue: $228 Million Deposits $6.8 Billion Net Income: $86 Million Total Assets $7.7 Billion ROAA 1.52% FFA AUM & Trust AUA $6.7 Billion ROATCE3 18.3% TBV per share $14.96(2) Efficiency Ratio 46%(1) Growth Loan production: 2019 – $1.93 billion; 2020 – $2.49 billion; 3Q21 YTD– $2.70 billion Depositgrowth: 2019 – $358 million; 2020 – $1.02 billion; 3Q21 YTD– $932 million AUM & AUA growth: 2019 – $650 million; 2020 – $705 million; 3Q21 YTD– $694 million Revenue growth: 2019 – 11%; 2020 – 19%; 3Q21 YTD (over 3Q20 YTD) – 21% Net Income growth: 2019 – 31%; 2020 – 50%; 3Q21 YTD (over 3Q20 YTD) – 38% 1) See “Non-GAAP Measurements” slide on page 43. 2) See “Non-GAAP Measurements” slide on page 45. 3) See “Non-GAAP Measurements” slide on page 42. 36

Copyright © 2021 First Foundation Inc. All Rights Reserved .. Allowance for Credit Loss of 40 bps of loans includes net decrease of $1.2 million in 3Q21 as a result of lower loan balances due to the $419 million Freddie Mac multifamily loan securitization completed during the quarter. .. Net increase to allowance for credit losses for securities of $982 thousand in 3Q21, representing 114 bps of securities as a result of lower securities balances offset by changes in expected cash flows on interest-only strip securities due to changes in the interest rate environment and increased prepayment speeds. .. Probability of Default (“PD”) and Loss Given Default (‘LGD”) term structure approach for majority of loan portfolio (96% of portfolio) with Loss Rate approach for remainder of loan portfolio. .. Reasonable and supportable forecast period of 2 years using a weighting of Moody’s consensus and alternative economic scenarios. .. Reversion to long run historical PDs and LGDs after 2 year period. .. Management expects key drivers of provisioning and reserving under CECL standard going forward to include: .. Replenishment of reserves for net charge-offs .. Change in portfolio size and composition .. All other macroeconomic variables and loan level characteristics .. Ongoing reserve levels will continue to utilize quantitative and qualitative information CECL Methodology Reserves Ongoing Impact 37 Current Expected Credit Losses (“CECL”)

Copyright © 2021 First Foundation Inc. All Rights Reserved Balance Sheet and Equity Capital 1) See “Non-GAAP Measurements” slide on page 45. 38 $9.46 $10.33 $11.57 $13.44 $14.96 YE 2017 YE 2018 YE 2019 YE 2020 3Q21 TBV Per Share(1) 8.02% 8.01% 8.31% 8.75% 8.80% YE 2017 YE 2018 YE 2019 YE 2020 3Q21 TCE/TA(1)

Copyright © 2021 First Foundation Inc. All Rights Reserved COVID-19: Cares Act and PPP Participation 39 Paycheck Protection Program .. We participated in the Small Business Administration’s Paycheck Protection Program and funded a total of $227 million with an average size of ~$284,000 per loan across both rounds of the program. .. During the 3Q21, an additional $35.5 million or 16% of the total $227 million PPP loans funded in the first and second round were forgiven, bringing the total forgiven to $176.1 million or 77% of the total. .. We recognized an additional $750 thousand of net PPP fee income in 3Q21 or 13% of the total original projected $5.8 million net fees; total fees realized to date are 80% of the total $227 million first and second round PPP loans funded.

COVID-19: Strength of Our Portfolio

Forbearance Approvals[1]

Our team evaluated all requests loan-by-loan and forbearances are down $129 million or 97% since June 30th 2020.

Portfolio (as of 09/30/21)	Count #	$ Balance (MM)	% of Portfolio
Commercial Business	2	$2.3	0.16%
Single Family	1	$1.1	0.13%
Total	**3**	**$3.4**	**0.06%**

No forbearances in our multifamily, consumer, land/construction, or equipment finance portfolios.

Vast majority of forbearances approved were 3 month full payment deferrals.

	Round 1 Outstanding Forebearances ($ and #)	Round 2 Outstanding Forebearances ($ and #)	Round 3 Outstanding Forebearances ($ and #)	Current Total ($ and #)	Round 1 Outstanding Forebearances (%)	Round 2 Outstanding Forebearances (%)	Round 3 Outstanding Forebearances (%)	Current Total (%)
Loan Balance ($MM)	$0.0	$3.4	$0.0	**$3.4**	0.00%	0.06%	0.00%	**0.06%**
Loan Count	0	3	0	**3**	0.00%	0.05%	0.00%	**0.05%**

Key Portfolio Statistics

- Approximately 78% of our total loan portfolio is secured by stabilized real estate properties.
- Across the major segments, the loan to value is low - averaging at or below 55%.
  - Multifamily[3]: 54%[4]
  - Single Family: 54%[4]
  - NOO CRE: 51%[4]
- Our debt service coverage ratios on our multifamily and NOO CRE loans are strong.
  - Multifamily[3]: 1.47x[5]
  - NOO CRE: 1.91x[5]

Credit quality remains very strong with the NPA ratio to total assets of 24 bps at the end of 3Q21.

1) Data as of September 30, 2021.
2) Includes multifamily loans held for sale in total portfolio percentage calculation.
3) Data as of September 30, 2021, unless otherwise noted. Excludes multifamily loans held for sale from credit metric calculations.
4) Loan-to-Value ("LTV") at time of origination.
5) Debt Service Coverage Ratio ("DSCR") represents the actual fully amortizing DSCR based on the initial interest rate, loan amount and property's Net Operating Income ("NOI") at time of origination.

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Copyright © 2021 First Foundation Inc. All Rights Reserved COVID-19: Portfolios of Interest 41 Minimal portfolio exposure to business segments most “impacted” by COVID-19. Commercial Business Portfolio .. Oil And Gas: No exposure .. Aviation and Cruise Industry: No exposure .. Accommodation and Food Services: $49 million(1) .. Retail Trade: $90 million(1) Non-Owner Occ. Commercial Real Estate Portfolio .. Hotel Investor Properties: $27 million .. Avg DSCR(4)at Origination: 1.8x, .. Avg LTV (5)at Origination: 60% .. Retail Investor Properties: $136 million .. Avg DSCR(4) at Origination: 1.8, .. Avg LTV (5)at Origination: 52% All Other Commercial Business, 91% Retail Trade, 6% Accommodation and Food Services, 3% 3Q21 ($ in millions) 2.4% of total loan portfolio $1,615 Total Commercial Business Loans(2) 1) Includes PPP loans. 2) Includes equipment finance leases and PPP loans. 3) Includes multifamily loans held for sale. 3) Debt Service Coverage Ratio (“DSCR”) represents the actual fully amortizing DSCR based on the initial interest rate, loan amount and property’s Net Operating Income (“NOI”) at time of origination. 4) Loan-to-Value (“LTV”) at time of origination. Multifamily and Other NOO CRE 95% Retail 4% Hotel 1% 3Q21 ($ in millions) $3,303 Total Multifamily(3) & NOO CRE Loans 2.8% of total loan portfolio

Non-GAAP Financial Measures

Return on average tangible common equity is a non- GAAP financial measurement determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This figure was calculated by excluding core deposit intangible ("CDI") amortization expense and the associated tax adjustment from net income and excluding average goodwill and intangibles assets from the average shareholders' equity during the associated periods. We believe this non-GAAP measure is important to investors and provides meaningful supplemental information regarding the performance of the Company. This non-GAAP measure should not be considered a substitute for financial measures presented in accordance with GAAP and may differ from similarly titled measures reported by other companies.

The table below provides a reconciliation of the GAAP measure of return on average equity to the non-GAAP measure of return on average tangible common equity:

						Nine Months Ended,	
($ in thousands)	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	9/30/2020	9/30/2021
Return on Average Tangible Common Equity (ROATCE)							
Average shareholders' equity	$ 276,586	$ 323,529	$ 474,256	$ 585,728	$ 649,031	$ 636,688	$ 725,879
Less: Average goodwill and intangible assets	2,292	4,503	69,177	98,291	96,209	96,439	94,669
Average tangible common equity	$ 274,294	$ 319,026	$ 405,080	$ 487,437	$ 552,823	$ 540,250	$ 631,210
Net Income (loss)	$ 23,303	$ 27,582	$ 42,958	$ 56,239	$ 84,369	$ 62,003	$ 85,635
Plus: Amortization of intangible assets expense	239	394	2,043	2,291	1,895	1,456	1,214
Less: Tax effect on amortization of intangible assets expense	(69)	(114)	(592)	(664)	(550)	(422)	(352)
Net Income (loss) available to common shareholders	$ 23,473	$ 27,862	$ 44,408	$ 57,866	$ 85,714	$ 63,037	$ 86,497
Return on Average Equity[(1)]	**8.4%**	**8.5%**	**9.1%**	**9.6%**	**13.0%**	**13.0%**	**15.7%**
Return on Average Tangible Common Equity[(2)]	**8.6%**	**8.7%**	**11.0%**	**11.9%**	**15.5%**	**15.6%**	**18.3%**
Tax rate utilized for calculating tax effect on amortization of intangible assets expense	29.0%	29.0%	29.0%	29.0%	29.0%	29.0%	29.0%

1) Annualized net income (loss) divided by average shareholders' equity.
2) Annualized adjusted net income (loss) available to common shareholders divided by average tangible common equity.

FIRST FOUNDATION
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42

Non-GAAP Financial Measures

Efficiency ratio is a non- GAAP financial measurement determined by methods other than in accordance with U.S. GAAP. This figure represents the ratio of noninterest expense less amortization of intangible assets expense, merger-related expense, FDIC insurance expense refund, and one-time impairment of interest only strip expense to the sum of net interest income before allowance for credit losses and total noninterest income less net gain (loss) from the sale of other real estate owned and net gain (loss) from the sale of securities. We believe this non-GAAP measure is important to investors and provides meaningful supplemental information regarding the performance of the Company. This non-GAAP measure should not be considered a substitute for financial measures presented in accordance with GAAP and may differ from similarly titled measures reported by other companies.

The table below provides a calculation of the non-GAAP measure of efficiency ratio:

						Nine Months Ended,	
($ in thousands)	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	9/30/2020	9/30/2021
Efficiency Ratio							
Total noninterest expense	$ 80,994	$ 98,976	$ 127,075	$ 129,594	$ 125,778	$ 94,404	$ 108,522
Less: Amortization of intangible assets expense	(239)	(394)	(2,043)	(2,291)	(1,895)	(1,456)	(1,214)
Less: Merger-related expense	-	(2,620)	(3,794)	-	-	-	(1,550)
Less: FDIC insurance expense refund	-	-	-	1,211	-	-	-
Adjusted Noninterest expense	**$ 80,755**	**$ 95,962**	**$ 121,238**	**$ 128,514**	**$ 123,883**	**$ 92,948**	**$ 105,758**
Net interest income	$ 89,449	$ 113,618	$ 155,610	$ 169,954	$ 196,644	$ 144,932	$ 171,326
Plus: Total noninterest income	34,560	38,719	35,771	41,776	54,647	43,285	56,623
Less: Net gain (loss) from other real estate owned	-	-	-	(742)	-	-	-
Less: Net gain (loss) from securities	-	-	-	316	-	-	-
Adjusted Revenue	**$ 124,009**	**$ 152,337**	**$ 191,381**	**$ 211,304**	**$ 251,291**	**$ 188,217**	**$ 227,949**
Efficiency Ratio	**65.1%**	**63.0%**	**63.3%**	**60.8%**	**49.3%**	**49.4%**	**46.4%**

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43

Non-GAAP Financial Measures

Noninterest expense to average asset ratio is a non- GAAP financial measurement determined by methods other than in accordance with U.S. GAAP. This figure represents the ratio of noninterest expense less amortization of intangible assets expense and FDIC insurance expense refund to the average assets during the associated periods. We believe this non-GAAP measure is important to investors and provides meaningful supplemental information regarding the performance of the Company. This non-GAAP measure should not be considered a substitute for financial measures presented in accordance with GAAP and may differ from similarly titled measures reported by other companies.

The table below provides a calculation of the non-GAAP measure of noninterest expense to average assets:

($ in thousands)	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21
Noninterest Expense to Average Assets Ratio									
Total noninterest expense	$ 26,397	$ 25,582	$ 26,244	$ 25,042	$ 24,949	$ 25,784	$ 28,579	$ 28,868	$ 31,488
Less: Amortization of intangible assets expense	(537)	(526)	(519)	(492)	(445)	(439)	(432)	(410)	(272)
Less: Merger-related expense	-	-	-	-	-	-	-	(1,166)	(384)
Less: Legal recovery reclass	-	-	-	-	-	-	-	-	-
Less: FDIC insurance expense refund	(1,211)	-	-	-	-	-	-	-	-
Less: One-time Impairment of Interest Only Strip	-	-	-	-	-	-	-	-	-
Adjusted Noninterest expense	**$ 24,649**	**$ 25,056**	**$ 25,725**	**$ 24,550**	**$ 24,504**	**$ 25,345**	**$ 28,147**	**$ 27,292**	**$ 30,832**
Less: Customer service expense	(5,920)	(4,266)	(2,372)	(1,622)	(1,723)	(1,728)	(1,770)	(2,353)	(2,512)
Adjusted Noninterest expense exc. customer service expense	**$ 18,729**	**$ 20,790**	**$ 23,353**	**$ 22,928**	**$ 22,781**	**$ 23,617**	**$ 26,377**	**$ 24,939**	**$ 28,320**
Average Assets	6,203,150	6,298,180	6,325,356	6,740,157	7,012,084	6,710,191	7,074,136	7,449,361	7,922,934
Noninterest Expense to Average Assets Ratio	**1.59%**	**1.59%**	**1.63%**	**1.46%**	**1.40%**	**1.51%**	**1.59%**	**1.47%**	**1.56%**
Noninterest Expense exc. Customer Service Expense	**1.21%**	**1.32%**	**1.48%**	**1.36%**	**1.30%**	**1.41%**	**1.49%**	**1.34%**	**1.43%**

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44

Non-GAAP Financial Measures

Tangible common equity ratio and tangible book value per share are non- GAAP financial measurements determined by methods other than in accordance with U.S. GAAP. Tangible common equity ratio is calculated by taking tangible common equity which is shareholders' equity excluding the balance of goodwill and intangible assets and dividing by tangible assets which is total assets excluding the balance of goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible common equity by basic common shares outstanding, as compared to book value per share which is calculated by dividing shareholders' equity by basic common shares outstanding. We believe these non-GAAP measures are important to investors and provide meaningful supplemental information regarding the performance of the Company. This non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP and may differ from similarly titled measures reported by other companies.

The table below provides a reconciliation of the GAAP measure of equity to asset ratio to the non-GAAP measure of tangible common equity ratio and the GAAP measure of book value per share to the non-GAAP measure of tangible book value per share:

($ in thousands, except per share amounts)	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	3Q21
Tangible Common Equity Ratio & Tangible Book Value Per Share						
Shareholders' equity	$ 284,264	$ 394,951	$ 559,184	$ 613,869	$ 695,711	$ 766,831
Less: Goodwill and intangible assets	2,177	33,576	99,482	97,191	95,296	94,083
Tangible Common Equity	$ 282,087	$ 361,375	$ 459,702	$ 516,678	$ 600,415	$ 672,748
Total assets	$ 3,975,403	$ 4,541,185	$ 5,840,412	$ 6,314,436	$ 6,957,160	$ 7,735,063
Less: Goodwill and intangible assets	2,177	33,576	99,482	97,191	95,296	94,083
Tangible assets	$ 3,973,226	$ 4,507,609	$ 5,740,930	$ 6,217,245	$ 6,861,864	$ 7,640,980
Equity to Asset Ratio	7.15%	8.70%	9.57%	9.72%	10.00%	9.91%
Tangible Common Equity Ratio	**7.10%**	**8.02%**	**8.01%**	**8.31%**	**8.75%**	**8.80%**
Book value per share	$8.69	$10.34	$12.57	$13.74	$15.58	$17.06
Tangible book value per share	**$8.62**	**$9.46**	**$10.33**	**$11.57**	**$13.44**	**$14.96**
Basic common shares outstanding	32,719,632	38,207,766	44,496,007	44,670,743	44,667,650	44,955,139

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